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                                                                       Exhibit 8

                            RESIGNATION OF DIRECTOR
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          The undersigned hereby resigns as a Director of Odyssey Marine
Exploration, Inc., a Nevada corporation (the "Corporation"), effective as of,
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and conditioned upon the later of: (i) the execution by each of the parties of the Amended and Restated Registration Rights Agreement (the "Amended and
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Restated Registration Rights Agreement") dated as of October 12, 2001 by and
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between the Corporation and the MacDougald Family Limited Partnership, a Nevada
limited partnership ("MacDougald"), (ii) the conversion of the Series B
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Preferred Stock (as defined in the Amended and Restated Registration Rights
Agreement) by the MacDougald, and (iii) the effectiveness of the First Amendment to Series B Convertible Stock Purchase Agreement, dated October 12, 2001, by and among the Corporation and MacDougald in accordance with Section 1 thereof.


Date:  October 12, 2001                      /s/ James E. MacDougald
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                                             James E. MacDougald